AMENDMENT TO EXECUTIVE HEALTH PLAN
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Under  authority delegated to it, Management elects to modify the Executive
Health Plan, effective January 1, 2000, to increase the lifetime benefit maximum from $750,000 to $1,000,000 for retirees participating in the Executive Health Plan who are ineligible for the Comprehensive Health Plan. The increased lifetime maximum will be consistent with the lifetime maximum provided under the Comprehensive Health Plan.



W. P. McGinnis
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W. P.  McGinnis


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